                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 20, 1996 relating to the consolidated financial statements of Veritas Energy Services Inc., as of and for the nine months ended July 31, 1996. Our report appears in Veritas DGC Inc.'s Annual Report on Form 10-K for the year ended July 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Chartered Accountants

Calgary, Alberta
September 14, 1999